Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit 99.1 is attached is filed on behalf of each of them in the capacities set forth below.

                                        STAR POINT ENTERPRISES, INC.


                                        By:  /s/ Laurence H. Anton
                                             Laurence H. Anton, President


                                        /s/ Laurence H. Anton
                                        LAURENCE H. ANTON